SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2002

SHOPKO STORES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-10876 (Commission file number)	41-0985054 (IRS Employer Identification No.)

700 Pilgrim Way
Green Bay, Wisconsin 54304
(Address of principal executive offices)

Registrant's telephone number, including area code: (920) 429-2211

Item 7. Exhibits.

All exhibits are furnished pursuant to Item 9.

Exhibit No.	Description
99.1	Sworn written statement of Jeffrey C. Girard
99.2	Sworn written statement of Brian W. Bender

Item 9. Regulation FD Disclosure.

        In accordance with the Order issued by the Commission on June 27, 2002 ("Order Requiring the Filing of Sworn Statements Pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934," File No. 4-460), Jeffrey C. Girard, Interim Chief Executive Officer and Vice Chairman, Finance and Administration of ShopKo Stores, Inc., and Brian W. Bender, Senior Vice President, Chief Financial Officer of ShopKo Stores, Inc., on September 17, 2002, executed and delivered for filing with the Commission their sworn statements required by such Order. Conformed copies of such sworn written statements are attached hereto as Exhibits 99.1 and 99.2.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPKO STORES, INC.

Date: September 17, 2002	/s/ Peter G. Vandenhouten Peter G. Vandenhouten Corporate Counsel/Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Sworn written statement of Jeffrey C. Girard
99.2	Sworn written statement of Brian W. Bender